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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 28, 1996

                                   HUBCO, INC.
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             (Exact name of registrant as specified in its charter)

                                   New Jersey
                 (State or other jurisdiction of incorporation)

              1-10699                                22-2405746
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      (Commission File Number)             (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
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                    (Address of principal executive offices)

                                 (201) 236-2640
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              (Registrant's telephone number, including area code)

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Item 5. Other Events

     On August 15, 1996, Lafayette American Bank And Trust Company ("Lafayette"), a Connecticut chartered bank and the wholly-owned subsidiary of HUBCO, Inc. ("HUBCO"), entered into an agreement to acquire UST Bank/Connecticut, subsidiary of UST Corp., in an all cash transaction. Under the terms of the agreement, Lafayette will acquire by merger UST Bank/Connecticut and will pay to UST Corp. cash equal to UST Bank/Connecticut's capital (less its deferred tax asset) plus a 7% deposit premium on UST Bank/Connecticut's deposits. The acquisition is structured as a taxable cash merger which will allow HUBCO to deduct the deposit premium for tax purposes. UST Bank/Connecticut is a $112 million asset commercial bank with $100 million in deposits and four offices in Fairfield County, Connecticut. After certain of its loans are sold to an affiliate of UST Corp. as contemplated by the merger agreement, UST Bank/Connecticut will have $63 million in loans. Consummation of the merger is subject to approval by Federal and Connecticut bank regulatory authorities and other customary conditions.

     On August 16, 1996, HUBCO's wholly-owned New Jersey bank subsidiary, Hudson United Bank ("HUB"), entered into an agreement to acquire the Clifton branch of Interchange State Bank, which has deposits totaling $13.6 million. On June 28, 1996 HUB also signed an agreement to sell its Kinnelon branch, with $11 million in deposits, to The Ramapo Bank.

Item 7. Exhibits

     99(a)    Press Release dated August 16, 1996.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            HUBCO, INC.

Dated: August 22, 1996                      By: /s/ D. LYNN VAN BORKULO-NUZZO
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                                                D. Lynn Van Borkulo-Nuzzo

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                                INDEX TO EXHIBITS

Exhibit No.                Description
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  99(a)                    Press Release dated August 16, 1996